Exhibit 99.1

Filed by: Brookfield Homes Corporation
Pursuant to Rule 425 under the Securities Act of 1933

Subject Company: Brookfield Homes Corporation
Commission File No.: 001-31524

NEWS RELEASE

BROOKFIELD HOMES REPORTS STOCKHOLDER APPROVAL OF MERGER
AND CONTRIBUTION AGREEMENT
Fairfax, Virginia, March 25, 2011 — (BHS: NYSE) Brookfield Homes Corporation (“Brookfield Homes”) today announced that at its special meeting of stockholders held on March 25, 2011, Brookfield Homes’ common stockholders voted to approve and adopt the Agreement and Plan of Merger and Contribution dated as of October 4, 2010, among Brookfield Homes, Brookfield Residential Properties Inc., Brookfield Residential Acquisition Corp., and Brookfield Properties Corporation (the “Merger Agreement”).
The consummation of the Merger Agreement, and the transactions contemplated thereby, will result in the combination of Brookfield Homes and the North American residential land and housing division of Brookfield Properties into Brookfield Residential Properties Inc. (“Brookfield Residential”).
There were 26,147,630 shares of common stock voted at the special meeting of stockholders, representing 88.1% of Brookfield Homes’ total outstanding shares of common stock as of the February 21, 2011 record date. Of those shares voting, 25,472,444 were voted in favor of adoption of the Merger Agreement, representing 97.4% of the shares that were voted and 85.8% of the shares outstanding as of the record date.
Brookfield Homes expects that the closing of the merger will take place on March 31, 2011, assuming satisfaction or waiver of all conditions to closing as specified in the Merger Agreement. Brookfield Residential has applied to list its common shares on the New York Stock Exchange and the Toronto Stock Exchange, under the symbol “BRP.” Trading is expected to commence on or about April 1, 2011 on the New York Stock Exchange and the Toronto Stock Exchange.
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Brookfield Homes Corporation
Brookfield Homes Corporation is a land developer and homebuilder. We entitle and develop land for our own communities and sell lots to third parties. We also design, construct and market single-family and multi-family homes primarily to move-up homebuyers in the California and Washington D.C. Area markets.
Contact Information:
Linda Northwood
Director, Investor Relations
Tel: 858-481-2567
Email: lnorthwood@brookfieldhomes.com

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This news release shall not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The securities referenced herein have not been registered under the United States Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold within the United States absent registration or an applicable exemption from the registration requirements of such Act or laws.
Note: Certain statements in this press release that are not historical facts, including, without limitation, information concerning the potential combination with BPO Residential, and those statements preceded by, followed by, or that include the words “believe,” “planned,” “anticipate,” “should,” “goals,” “expected,” “potential,” “estimate,” “targeted,” “scheduled” or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Undue reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from the anticipated future results expressed or implied by such forward-looking statements. There can be no assurance that the proposed transaction will be consummated or that the anticipated benefits will be realized. The proposed transaction is subject to various regulatory approvals and the fulfillment of certain conditions, and there can be no assurance that such approvals will be obtained and/or such conditions will be met. Factors that could cause actual results to differ materially from those set forward in the forward-looking statements include, but are not limited to: failure to obtain required regulatory and shareholder approvals; failure to realize anticipated benefits of the merger; changes in general economic, real estate and other conditions; mortgage rate changes; availability of suitable undeveloped land at acceptable prices; adverse legislation or regulation; ability to obtain necessary permits and approvals for the development of our land; availability of labor or materials or increases in their costs; ability to develop and market our master-planned communities successfully; confidence levels of consumers; ability to raise capital on favorable terms; adverse weather conditions and natural disasters; relations with the residents of our communities; risks associated with increased insurance costs or unavailability of adequate coverage and ability to obtain surety bonds; competitive conditions in the homebuilding industry, including product and pricing pressures; and additional risks and uncertainties referred to in our Form 10-K and other SEC filings, many of which are beyond our control. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.